Exhibit 99.1

NEWS RELEASE

Global Crossing Airlines Group, Inc

Submission of Matters to a Vote of Security Holders

December 13, 2023

MIAMI, FL (GLOBE NEWSWIRE) -- Global Crossing Airlines Group, Inc. (JET: NEO; JET.B: NEO; JETMF: OTCQB) (the “Company” or “GlobalX”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders voted on the following matters:

1.
Election, as directors, of the seven nominees, with each director to serve until the next annual meeting of stockholders and until the election and qualification of such director’s successor.

Each nominee for director was elected by a vote of the stockholders as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Edward Wegel	14,159,849	9,973	9,307,960
Andrew Axelrod	14,148,007	21,815	9,307,960
Alan Bird	14,142,453	27,369	9,307,960
T. Allan McArtor	14,143,107	26,715	9,307,960
Chris Jamroz	14,140,470	29,352	9,307,960
Deborah Robinson	14,142,900	26,922	9,307,960
Cordia Harrington	13,977,900	191,922	9,307,960

2.
Ratification of the appointment of Rosenberg Rich Baker Berman P.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

The proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against
23,132,895	344,887

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Crossing Airlines Group Inc.

Date: December 13, 2023	By: /s/ Edward J. Wegel
Edward J. Wegel
Chief Executive Officer

JET: NEO	www.globalairlinesgroup.com	Page 1 of 1